STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                        RESIGNATION OF REGISTERED AGENT
                        OF A SOUTH CAROLINA CORPORATION


Pursuant to Sections 33-5-103 and 33-15-109 of the 1976 South Carolina Code, as amended, the undersigned hereby submits the following:

1. The name of the corporation that is affected by this document is HomeGold Financial, Inc., (f/k/a) Emergent Group, Inc.;

2. Wade M. Hall hereby resigns as the registered agent of the above-named corporation effective upon acceptance for filing by the Office of the Secretary of State.


Date:  7/6/98                              /s/ Wade M. Hall
     -----------------------               -------------------------------------
                                           Wade M. Hall, Registered Agent

                            STATE OF SOUTH CAROLINA
                               SECRETARY OF STATE

                     NOTICE OF CHANGE OF REGISTERED OFFICE
                OR REGISTERED AGENT OR BOTH OF A SOUTH CAROLINA
                             OR FOREIGN CORPORATION

Pursuant to Sections 33-5-102 and 33-15-108 of the 1976 South Carolina Code, as amended, the undersigned corporation submits the following information.

1. Name of the corporaiton is HomeGold Financial, Inc. (f/k/a) Emergent Group, Inc.

2.   The corporation is (complete either a or b, whichever is applicable):

     a. [x] a domestic corporation incorporated in South Carolina on 6/19/68 CON 8/23/91; or
               -------------------

     b. [ ] a foreign corporation incorporated in _______________ (state) on _____________________ (date), and authorized to do business in South Carolina on ____________
               (date).

3.   The street address of the current registered office in South Carolina is 15
                                                                              --
     S. Main Street, Suite 750 in the city of Greenville, South Carolina 29601.
     -------------------------                ----------                 -----

4. If the current registered office is to be changed, the street address to which its registered office is to be changed is
                                                     -------------------------
     (street & number) in the city of            , Carolina          (ZIP code).
                                      -----------           ---------

5.   The name of the present registered agent is Wade M. Hall.
                                                 ------------

6. If the current agent is to be changed, the name of the successor registered agent is Mark S. Keegan.
              --------------

     *I hereby consent to the appointment as registered agent of the corporation.


                                   /s/ Mark S. Keegan
                               -----------------------------------
                               (Signature of New Registered Agent)

7. The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.